Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated April 4, 2017 relating to the financial statements of AEP Transmission Company, LLC and subsidiaries and the financial statement schedule listed in Item 21 at Exhibit 99(e) of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Columbus, Ohio
March 22, 2018